Exhibit 10.2

 Exhibit 10.2

ENTEST BIOMEDICAL,INC AND THOMAS E. ICHIM AGREEMENT

Entest Biomedical, Inc. agrees to purchase Regen BioPharma Inc.’s certificate #RA 576 for 3,500,000 series A preferred shares from Thomas E. Ichim ( owner) for the price of $5,000 cash and 500,000 Entest Biomedical, Inc. series B preferred shares.

Thomas E. Ichim acknowledges that his Regen Biophrama series A preferred shares are free of any encumbrances and able to be transferred to Entest Biomedical, Inc.

Signed in Agreement February 28, 2017

/s/ David Koos
By: David Koos, CEO
ENTEST BIOMEDICAL, Inc.

/s/ Thomas E. Ichim
By: Thomas E. Ichim
Seller of Regen Biopharma
Series A Shares